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                                                                   EXHIBIT 4.1


                                    SPEEDSIM, INC.

                  1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN


SECTION 1.  PURPOSE

    This 1995 Incentive and Nonqualified Stock Option Plan (the "Plan") of SpeedSim, Inc., a Delaware corporation (the "Company"), is designed to provide additional incentive to executives, key employees and consultants of the Company, its parent and subsidiaries by affording them an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that, unless the Board of Directors shall otherwise determine, options issued to employees under the Plan will qualify as incentive stock options ("Incentive Stock Options") as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of the Plan shall be interpreted in accordance with this intention. Nonqualified stock options ("Nonqualified Stock Options") may also be granted under the Plan. The terms "parent" and "subsidiary" shall have the respective meanings set forth in Section 425 of the Code.

SECTION 2.  ADMINISTRATION

    2.1 AUTHORITY. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may, to the full extent permitted by law, delegate any or all of its powers under the Plan, other than its power to modify, revise or terminate the Plan under Section 13 hereof, to a committee of not fewer than three Directors (the "Committee") appointed by the Board. Action by the Board or the Committee, as the case may be, shall require the affirmative vote of a majority of all members thereof.


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    2.2     POWERS.  Subject to the terms and conditions of the Plan, the Board shall have the power:

            (a) To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

            (b) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Board in the exercise of this power shall be final and binding upon the Company and optionees; and

            (c) Generally, to exercise such powers and to perform such acts as the Board shall deem necessary or expedient to promote the best interests of the Company with respect to the Plan.

    To the extent that any section of the Plan refers to the exercise by the Board of any of the powers set forth above in this section, reference in that section to the Board shall also constitute a reference to the Committee.

SECTION 3.  STOCK

    3.1 COMMON STOCK. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, or shares of the Company's common stock held in treasury, $.001 par value (the "Common Stock"). The

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total number of shares that may be issued pursuant to options granted under the
Plan shall not exceed an aggregate of 980,000 shares of Common Stock; provided, however, that the class and aggregate number of shares that may be subject to options granted under the Plan shall be subject to adjustment as provided in
Section 10 hereof.

    3.2 TERMINATED OPTIONS. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

SECTION 4.  ELIGIBILITY

    4.1 ELIGIBLE EMPLOYEES. Incentive Stock Options under the Plan may be granted only to executives and other key employees of the Company or its parent or subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its parent or subsidiaries, to Directors of the Company or its parent or subsidiaries, and to other individuals providing services to the Company or its parent or subsidiaries.

    4.2 LIMITATION ON OPTIONS TO 10% HOLDERS. No Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 425 of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "greater-than-ten-percent stockholder"), unless such option provides that (i) the purchase price per share shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock at the time such option is granted, and (ii) such option shall not be exercisable to any extent after the expiration of five (5) years from the date it is granted.

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    4.3     DOLLAR LIMITATION.  The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or any parent or subsidiary for the issuance of incentive stock options) shall not exceed $100,000.

SECTION 5.  PRICE AND BASIC TERMS OF OPTIONS

    5.1 EXPIRATION. Notwithstanding any other provision of the Plan or of any option agreement, but subject in each case to Section 5.4 of this Plan, each option shall expire on the date specified in the relevant option agreement or grant, which date shall not be later than the tenth anniversary (fifth anniversary in the case of an Incentive Stock Option granted to a greater-than-ten-percent stockholder) of the date on which the option was granted.

    5.2 EXERCISE. Each option may be exercised, so long as it is valid and outstanding from time to time, in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Board in its discretion may specify upon granting the option.

    5.3 PURCHASE PRICE. The purchase price per share under each option shall be determined by the Board and, in the case of Incentive Stock Options, shall not be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-ten-percent stockholder), such fair market value to be determined by the Board.

    5.4     TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE.

            (a) Except as may be otherwise expressly provided herein, options shall terminate on the earlier of

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                   (i)  the date of expiration thereof,

                   (ii) one (1) day after termination of the employment relationship or consulting relationship between the Company and the optionee for cause as determined by the Company,

                   (iii) thirty (30) days after termination of the employment or consulting relationship between the Company and the optionee by the Company without cause, or

                   (iv) one (1) day after termination of the employment relationship or consulting relationship between the Company and the optionee at the volition of the employee, other than by reason of death, permanent disability or retirement in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company.

    An employment relationship or consulting relationship, as the case may be, between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by or providing services to, as the case may be, the Company or its parent or any subsidiary. Whether a particular authorized leave of absence or absence on military or government service shall constitute termination of the employment or consulting relationship between the Company and the optionee shall be determined by the Board at the time thereof. As used herein, "cause" shall be determined by the Company.

            (b) In the event of the death or permanent disability of an optionee while in the employ of the Company (as an employee or consultant) and before the date of expiration of such optionee's options, such option shall terminate on the earlier of such date of expiration or 180 days following the date of such death or permanent disability. After the death or permanent disability of the optionee, the optionee's executors, administrators or any

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person or persons to whom the optionee's option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option immediately prior to the optionee's death or permanent disability.

            (c) If, before the date of expiration of the option, the optionee shall be retired in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company, the option shall terminate on the earlier of such date of expiration or 30 days after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which the optionee was entitled to exercise such option immediately prior to such retirement.

            (d) If an optionee holding an Incentive Stock Option ceases to be an employee and thereafter immediately becomes a consultant to the Company upon ceasing to be an employee, such Incentive Stock Option may, at the election of the Company, convert to a nonqualified stock option.

    5.5 TRANSFERABILITY OF OPTIONS. Options and the rights and privileges conferred thereby shall not be assigned, pledged, hypothecated or otherwise transferred in any manner other than by will or under the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Options shall be exercisable, during the optionee's lifetime, only by the optionee.

    5.6 RIGHTS OF OPTIONEES. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall

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have been exercised pursuant to the terms thereof and the Company shall have issued and delivered certificates representing the shares to the optionee.

SECTION 6.  OPTION AGREEMENTS; AMENDMENTS

    Each option granted hereunder shall be embodied in a written option agreement which shall be subject to the terms and conditions of the Plan and shall contain such terms, conditions, restrictions, if any, and provisions as the Board shall deem advisable at the time of grant; PROVIDED THAT such additional provisions, or such amendments as may be agreed to by the Company and the Optionee, shall not be inconsistent with any other term or condition of the Plan and such additional or amended provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive option within the meaning of Section 422A of the Code. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the provisions of Section 5 of the Plan. Each option agreement shall be signed by the President or the Treasurer or, if authorized by the Board, by any Vice President of the Company for and in the name and on behalf of the Company.

SECTION 7.  REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL

    The Board may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase, upon such terms and conditions as are determined by the Board, all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Board at the time the option for the shares subject to repurchase is granted. The Board may also provide that the Company shall have the right of first refusal with respect to the transfer or proposed transfer after exercise of

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shares purchased under an option granted hereunder.  In the event the Board shall grant options subject to the Company's repurchase option or rights of first refusal, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option or right of first refusal.

SECTION 8.  "LOCKUP" AGREEMENT

    The Board of Directors may in its discretion specify upon granting an option that as a condition to exercise of the option, the optionee shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company's securities), the optionee will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 9.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

    9.1 NOTICE OF EXERCISE. Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares and any documents required under Section 11 or any other provision of the Plan.

    9.2 DELIVERY OF PAYMENT. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either by (i) cash, certified check, bank

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draft or postal or express money order equal to the option price for the number of shares specified in the Notice, or (ii) with the consent of the Board, shares of Common Stock of the Company having a fair market value equal to the option price of such shares, or (iii) with the consent of the Board, a combination of
(i) and (ii). For the purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Company shall be determined by the Board. As promptly as practicable after receipt of the Notice, the accompanying payment and any documents required by Section 11 hereof or any other provision of the Plan, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

SECTION 10.  CHANGES IN COMPANY'S CAPITAL STRUCTURE

    10.1 RIGHTS OF COMPANY. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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    10.2    RECAPITALIZATION, STOCK SPLITS AND DIVIDENDS.  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as the optionee would have received as a result of the event requiring the adjustment had the optionee exercised such option in full immediately prior to such event; and (ii) the number and class of shares with respect to which options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

    10.3 MERGER WITHOUT CHANGE OF CONTROL. After a merger or consolidation of the Company and one or more corporations in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive, in lieu of shares of Common Stock, the shares of stock or other securities or property (including, without limitation, shares of stock or other securities of another corporation) to which such holder would have been entitled pursuant to the terms of the merger or consolidation if,

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immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such holder wishes to exercise the option.

    10.4 SALE OR MERGER WITH CHANGE OF CONTROL. If the Company is merged or consolidated with another corporation under circumstances in which the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets, in any such case while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, the shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation) to which such holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, such holder had been the holder of record of a number of shares of Common Stock equal to the number for which such holder wishes to exercise the option; (ii) the Board may accelerate the time for exercise of all unexercised and unexpired options to a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Board; or
(iii) all outstanding options may be cancelled by the Board as of the effective date of such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder

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of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

    10.5 ADJUSTMENTS TO COMMON STOCK SUBJECT TO OPTIONS. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

    10.6 MISCELLANEOUS. Adjustments under this Section 10 shall be determined by the Board and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 11.  GENERAL RESTRICTIONS

    11.1 INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for the person's own account for investment and not for, with a view to or in connection with any resale or distribution thereof, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

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    11.2    COMPLIANCE WITH SECURITIES LAWS.  The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provision of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Board has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board or the Committee, as the case may be, shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

            The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be pledged, hypothecated, sold or otherwise transferred unless the registration requirements of such Act and all such laws have been complied with or unless the Corporation has received an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that such registration is not required for such transfer.

    The Company may, but shall in no event be obligated to, register any securities covered by the Plan pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company

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shall not be obligated to take any affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

SECTION 12.  NO EMPLOYMENT OBLIGATION

    The granting of any option shall not impose upon the Company any obligation to employ or continue to employ any optionee as an employee or consultant; and the right of the Company to terminate the employment of any officer or other employee or consultant shall not be diminished or affected by reason of the fact that an option has been granted to such officer, employee or consultant.

SECTION 13.  AMENDMENT OR TERMINATION OF THE PLAN

    The Board of Directors may modify, revise or terminate the Plan at any time and from time to time, except that the class of employees eligible to receive Incentive Stock Options and the aggregate number of shares issuable pursuant to the Plan shall not be changed or increased, other than by operation of Section 10 hereof, without the consent of the stockholders of the Company. Except as provided in Section 10 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment without the consent of the optionee.

SECTION 14.  NONEXCLUSIVITY OF THE PLAN

    Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options

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otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 15.  EFFECTIVE DATE AND DURATION OF PLAN

    The Plan shall become effective upon its adoption by the Board of Directors. The Plan shall terminate (i) when the total amount of Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to
Section 13 hereof, whichever shall first occur.

SECTION 16.  GOVERNING LAW

    The Plan and all options issued under it shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts.

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